EXHIBIT 99.2



            First Amendment to Asset Purchase Agreement

      THIS AGREEMENT is made on this _______ day of June, 2001, by and between PG. Design Electronics, Inc. ("Seller"), a Delaware corporation, whose principal place of business is located at 48700 Structural Drive, Chesterfield, Michigan 48051, Heartland Technology, Inc., a Delaware corporation, whose principal place of business is located at 330 North Jefferson Court, Suite 305, Chicago, Illinois 60661 ("Shareholder"), Trilogy Electronics, L.L.C., a Michigan limited liability company ("Purchaser"), whose principal place of business is located at 1731 Harmon Road,
Auburn Hills, Michigan 48326, and Trilogy Technologies, Inc., a Michigan corporation, whose principal place of business is located at 1731 Harmon Road, Auburn Hills, Michigan 48326 ("Trilogy").

      1.   The parties  hereto  agree to amend and restate  Section
4.2 of the Asset Purchase Agreement among the parties hereto dated June 1, 2001 ("Asset Purchase Agreement") as follows:

           4.2  Membership  Interest  Assignment;   Security
      Interest. To secure Purchaser's payment of the Purchase Price identified in Section 4.1 above, and Purchaser's obligations to make the installment payments due under Section 2.1 above (collectively "Purchaser's Secured Obligations"), Purchaser shall cause to be pledged to Seller at Closing membership interests of Purchaser representing forty-nine percent (49%) of the issued and outstanding membership interests of Purchaser ("Membership Interests"), which Membership Interests shall remain non-certificated and shall be subject to a first priority security interest granted to Seller pending Purchaser's payment of Purchaser's Secured Obligations, all in accordance with the terms and conditions of the Membership Interest Pledge Agreement attached hereto as Exhibit "D".

           To  secure   Purchaser's   payment  of  Purchaser's
      obligations to Seller under Section 4.3 below, at Closing, Purchaser shall grant Seller a junior security interest in and to all of Purchaser's personal property, all in accordance with a security agreement in substantially the form as attached hereto as Exhibit "L". Further, to perfect such security interest, Purchaser shall execute and deliver to Seller a UCC-1 Financing Statement in substantially the form as attached hereto as Exhibit "M".

      2. Except as modified herein, the Asset Purchase Agreement shall continue in full force and effect.

      IN WITNESS WHEREOF,   the  parties  have  hereunto  set their
hands as of the date first above written.

Purchaser:                          Seller:
Trilogy Electronics, L.L.C.         PG Design Electronics, Inc.


By:____________________________     By:____________________________
      Terrence W. Bishop
Its:  Authorized Member             Its: Chairman


Shareholder:                        Trilogy:
Heartland Technology, Inc.          Trilogy Technologies, Inc.


By:____________________________     By:____________________________

Its:___________________________     Its:___________________________